Exhibit 7.5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM.

FAIRFAX FINANCIAL HOLDINGS LIMITED
(Organized under the laws of Canada)

6.350% SENIOR NOTES DUE 2054

US$[●]

No.	CUSIP: [●] ISIN: [●]

Fairfax Financial Holdings Limited, a corporation duly organized and existing under the laws of Canada (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company (“DTC”), or its registered assigns, the principal sum of [●] (US$[●]) (as may be modified by the Schedule of Increases and Decreases of Global Securities attached hereto) on March 22, 2054 at the office or agency of the Corporation maintained for such purpose in The City of New York, and to pay interest semi-annually in arrears, on March 22 and September 22 in each year (each, an “Interest Payment Date”), commencing [●], from March 22, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 6.350% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 7 or September 7 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustees (as defined below), notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture.

Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on this Security is subject to any Additional Amounts (as defined below) that may be payable thereon (as described herein).

This Security is one of the duly authorized Securities of the Corporation (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of December 1, 1993 (the “Base Indenture”), among the Corporation, The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York, as the successor U.S. trustee (herein called the “U.S. Trustee”, which term includes any successor U.S. trustee under the Indenture with respect to the Securities in this series), and BNY Trust Company of Canada, a trust company duly incorporated and existing under the laws of Canada, as the successor Canadian trustee (herein called the “Canadian Trustee”, which term includes any successor Canadian trustee under the Indenture with respect to the Securities of this series, and, collectively with the U.S. Trustee, the “Trustees”) as amended by the first supplemental indenture dated as of May 9, 2011 (the “First Supplemental Indenture”) and the third supplemental indenture dated as of February 26, 2021 (together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) to which is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Corporation, the Trustees and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated as 6.350% Senior Notes due 2054, unlimited in aggregate principal amount. Additional Securities of this series may be issued by the Corporation from time to time.

The Securities of this series will be direct, unsecured obligations of the Corporation and will rank equally and ratably with all of the Corporation’s other unsecured and unsubordinated indebtedness. The Securities of this series will rank among themselves equally and ratably without preference or priority. The Indenture permits the Corporation from time to time, without notice to or the consent of the Holders of any series of the Securities issued under the Indenture, to create and issue further Securities of this series ranking pari passu with such Securities in all respects and having the same terms as such Securities (except for the issue date, issue price and initial Interest Payment Date following the issue date of such further Securities) and so that such further Securities shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, the Securities of this series; provided that such further Securities will not be issued with the same CUSIP and/or ISIN numbers as this Security unless such further Securities are fungible with this Security for U.S. federal income tax purposes.

The Securities of this series are not redeemable at the option of the Holder prior to maturity and are not subject to the operation of any sinking fund.

Optional Redemption

Prior to September 22, 2053 (the “Par Call Date”), the Corporation may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date fixed for redemption of such Securities (assuming such Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2)            100% of the principal amount of such Securities to be redeemed,

plus, in either case, accrued and unpaid interest to, but excluding, the Redemption Date. The Corporation will pay any interest due on an Interest Payment Date that occurs on or prior to a Redemption Date to the registered Holders of the Securities of this series as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

On or after the Par Call Date, the Corporation may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Securities being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Corporation in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Corporation’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Payment of Additional Amounts

All payments made by the Corporation under or with respect to the Securities of this series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Taxes”), unless the Corporation is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Corporation is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities of this series, the Corporation will pay as interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of such Securities or the beneficial owner thereof (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts shall be payable with respect to: (a) any payment made to a Holder of the Securities of this series or beneficial owner who is liable for such Taxes in respect of such Securities, (i) by reason of such Holder or beneficial owner, or any other Person entitled to payments on the Securities of this series, being a person with which the Corporation does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Canadian Tax Act”)), (ii) by reason of such Holder or beneficial owner being a “specified shareholder” of the Corporation or not dealing at arm’s length with a “specified shareholder” of the Corporation (as defined in subsection 18(5) of the Canadian Tax Act), (iii) by reason of such Holder or beneficial owner being a “specified entity” as defined in revised proposals to amend the Canadian Tax Act on November 28, 2023 with respect to “hybrid mismatch arrangements” (which have now been enacted), (iv) by reason of the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein or agency thereof or therein other than the mere acquisition, holding, use or ownership or deemed holding, use or ownership, or receiving payments or enforcing any rights in respect of such Securities as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein or agency thereof or therein, or (v) by reason of such Holder or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a pre-condition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes, in each case, to the extent such Holder or beneficial owner is legally entitled to such exemption or reduction; (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Taxes; (c) any Securities of this series presented for payment more than 15 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to such Additional Amounts had such Securities been presented on the last day of such 15-day period); (d) any withholding or deduction imposed on a payment to a Holder or beneficial owner pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor version thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or official guidance, adopted pursuant to any intergovernmental agreement among governmental authorities entered into in connection with the implementation of the foregoing, and including for greater certainty, Part XVIII and Part XIX of the Canadian Tax Act (“FATCA”), or any Taxes or penalties that arise from the Holder or beneficial owner’s failure to properly comply with its obligations with respect to FATCA or the Canada United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada); (e) any Taxes which are payable otherwise than by withholding or deduction from any payment made under or with respect to the Securities of this series; or (f) any combination of the foregoing clauses (a) to (e); nor shall such Additional Amounts be paid with respect to any payment on any Security of this series to a Holder or beneficial owner who is a fiduciary or partnership or, other than the sole beneficial owner of such Security, to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to receive a payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of such payment (collectively, “Excluded Taxes”). The Corporation shall also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Upon the written request of the U.S. Trustee or a Holder of Securities of this series, the Corporation shall furnish, as soon as reasonably practicable, to the U.S. Trustee or such Holder of Securities, as applicable, certified copies of tax receipts evidencing such payment by the Corporation. The Corporation shall indemnify and hold harmless each Holder of Securities of this series and any beneficial owner thereof and, upon written request of any such Holder or beneficial owner, reimburse such Holder or beneficial owner for the amount of (i) any such Taxes (other than Excluded Taxes) so levied or imposed and paid by such Holder or beneficial owner as a result of any failure of the Corporation to withhold, deduct or remit to the relevant tax authority, on a timely basis, the full amounts required under applicable law; and (ii) any such Taxes (other than Excluded Taxes) so levied or imposed with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such Holder or beneficial owner after such reimbursement would not be less than the net amount such Holder or beneficial owner would have received if such Taxes (other than Excluded Taxes) on such reimbursement had not been imposed.

Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to the Securities of this series, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption for Tax Reasons

In the event that the Corporation has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities of this series, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) or treaties of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws, regulations or treaties, which change is announced and becomes effective on or after the date of issuance of the Securities of this series, then the Corporation may at any time at the Corporation’s option redeem the Securities of this series, in whole, but not in part, at a redemption price equal to 100% of their principal amount, plus any interest accrued but not paid to, but excluding, the Redemption Date and any Additional Amounts due and payable on the Securities up to, but excluding, the Redemption Date.

If the Corporation exercises its option to redeem the Securities, pursuant to the preceding paragraph, the Corporation will deliver to the U.S. Trustee a certificate signed by an authorized officer stating that the Corporation is entitled to redeem the Securities to the effect that the circumstances described above exist.

Selection and Notice of Redemption

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustees deem appropriate.

No Securities of this series of a principal amount of $2,000 or less shall be redeemed in part. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security of this series in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another depositary) the selection of partially redeemed Securities and the redemption of the Securities shall be conducted in accordance with the policies and procedures of the depositary.

Notice of redemption of Securities held in the form of definitive certificates will be mailed by first class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Notice of redemption of Securities held in the form of global certificates will be given to DTC in accordance with its applicable procedures (or the procedures of any successor depositary) at least 10 days but not more than 60 days before the Redemption Date. The notice of redemption may be subject to one or more conditions precedent as set forth in such notice. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

Unless the Corporation defaults in payment of the redemption price, on and after the applicable Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

Applicability of Article Eight of the Indenture

Article Eight of the Indenture shall apply to the Securities of this series; provided that Section 801 shall be modified as set forth below (changes indicated in bold and underline):

“Section 801. Corporation May Consolidate, etc. Only on Certain Terms.

The Corporation shall not amalgamate or consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

1.	the corporation formed by such amalgamation or consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets (if other than the Corporation) of the Corporation substantially as an entirety (A) shall be a corporation, partnership, company or trust organized and validly existing under the laws of Canada or any province thereof or the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustees, in form satisfactory to the Trustees, the Corporation's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Outstanding Securities, all other amounts payable by the Corporation pursuant to the Indenture and the performance and observance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

2.	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing; and

3.	the Corporation has delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

This Section shall only apply to a merger or consolidation in which the Corporation is not the surviving corporation and to conveyances, leases and transfer by the Corporation as transferor or lessor.”

Events of Default

The Event of Default in respect of this series of Securities are as set forth in Section 501 of the Indenture, except that the Event of Default set forth in Section 501(5) shall be modified as set forth below (changes indicated in bold and underline):

“(5)      (A) there shall have occurred a default by the Corporation in the payment, at the stated maturity, of any Debt (including a default with respect to Securities of any series other than that series) in an amount in excess of US$100,000,000 outstanding under or evidenced by any single indenture or instrument (including this Indenture), whether such Debt now exists or shall hereafter be created, and such default shall have continued after any applicable grace period and shall not have been cured or waived or (B) Debt of the Corporation in an amount in excess of US$100,000,000 outstanding under or evidenced by any single indenture or instrument (including this Indenture), whether such Debt now exists or shall hereafter be created, shall have been accelerated or otherwise declared due and payable prior to the stated maturity thereof, and such Debt shall not have been discharged, or such acceleration shall not have been rescinded or annulled, within 10 days after notice thereof shall have been given, by registered or certified mail, to the Corporation by the U.S. Trustee, or to the Corporation and the Trustees by the Holders of at least 25% in aggregate principal amount of all of the Securities of the series to which this Section 501(5) applies and are at the time Outstanding; or”

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Co-Obligors and/or Guarantors

Without the consent of any Holders, when authorized by a Board Resolution of the Corporation, the Corporation and the Trustees may enter into an indenture supplemental to the Indenture in respect of the Securities of this series, in accordance with the terms of the Indenture, for the purpose of adding one or more Subsidiaries as a co-obligor (whether as an additional issuer or a guarantor) of the Securities of this series and the Indenture (each, a “Co-Obligor”); provided that any such Co-Obligor shall be organized or formed under the laws of (1) any state of the United States, (2) Canada or any province or territory thereof, (3) the United Kingdom, (4) Bermuda, (5) Barbados, or (6) any country that is a member of the European Union; and provided, further, that the Corporation may only add a Co-Obligor if the Corporation determines that adding such Co-Obligor would (x) not result in a deemed sale or exchange of the Securities by any Holder for U.S. federal income tax purposes under applicable Treasury Regulations promulgated under the Code or a disposition of the Securities by any Holder for Canadian federal income tax purposes and (y) not adversely affect the interests of the Holders of securities of any series outstanding under the Indenture in any material respect. Any such supplemental indenture entered into for the purpose of adding a Co-Obligor formed under any jurisdiction other than a state of the United States (each, a “Non-U.S. Co-Obligor”) shall include a provision for (i) the payment of Additional Amounts (“Other Additional Amounts”) in the form substantially similar to that provided in this Security, with such modifications as the Corporation and such Non-U.S. Co-Obligor reasonably determine are customary and appropriate for U.S. and Canadian bondholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Non-U.S. Co-Obligor under or with respect to the Securities of this series, including any exceptions thereto as the Corporation and such Non-U.S. Co-Obligor shall reasonably determine would be customary and appropriate for U.S. and Canadian bondholders and (ii) the right of the Corporation or the Co-Obligor to redeem the Securities of this series at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that Other Additional Amounts become payable by a Non-U.S. Co-Obligor in respect of the Securities as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture. Any such Co-Obligor shall be jointly and severally liable with the Corporation to pay the principal, premium, if any, and interest on the Securities of this series.

Modifications and Amendments

The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustees to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities under the Indenture with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities to be affected. The Indenture also permits the Holders of not less than a majority in principal amount of all Outstanding Securities affected, on behalf of the Holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture. In addition, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all of the Securities of such series (or, in some cases, the Holders of not less than a majority in principal amount of all Outstanding Securities, on behalf of the Holders of all such Securities) may waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or any such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security as herein provided and at the place, rate and respective times, and in the coin or currency, herein and in the Indenture prescribed.

Registration; Transfer and Exchange

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation, the Security Registrar and any transfer agent duly executed by, the Holder hereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank reasonably acceptable to the Security Registrar or by a member of a national securities exchange, and thereupon one or more new Securities of this series for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of US$2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustees and any agent of the Corporation or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Trustees nor any such agent shall be affected by notice to the contrary.

If at any time, (i) DTC or any successor depository notifies the Corporation that it is unwilling or unable to continue as depository for the Securities of this series or if at any time DTC or any successor depository shall no longer be registered as a clearing agency, or in good standing, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable statute or regulation and a successor depository registered as a clearing agency under the Exchange Act, is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be or (ii) the Corporation determines that the Securities of this series shall no longer be represented by a global Security or Securities, then in such event, the Corporation will execute and either of the Trustees will authenticate and deliver Securities of this series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as DTC or any successor depository, pursuant to instructions from its direct or indirect participants or otherwise shall instruct such Trustee. Such Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Defined Terms

Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent that any term of this Security conflicts with any term of the Indenture, the term of this Security shall supersede and replace the applicable term of the Indenture with respect to the Securities of this series (but not the Securities of any other series). Each Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture.

Governing Law

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Authentication

Unless the certificate of authentication hereon has been manually executed by or on behalf of either the U.S. Trustee or the Canadian Trustee, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:
Name: Jennifer Allen Title: Vice President and Chief Financial Officer

Attest:
Peter Clarke President and Chief Operating Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
(Certificate of Authentication may be
executed by either Trustee)

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as U.S. Trustee

By:
Authorized Signature

Dated: ___________, 2024

[Signature Page]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security: US$

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian